SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                                    FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report(Date of earliest event reported): March 12, 1997

                      Lexington Global Asset Managers, Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                         0-26868               22-3395036
                     (Commission File No.) (I.R.S. Employer
                                            Identification No.)
PARK 80 WEST PLAZA TWO
SADDLE BROOK, NJ 07663
(Address of principal executive offices)  (Zip code)

                                                            (201) 845-7300
               (Registrant's telephone number including area code)

Item 4.  Changes in Registrant's Certifying Accountant

     (a) 1. Lexington Global Asset Managers, Inc. (the "Company") terminated its audit relationship with its former principal accountant, Coopers & Lybrand L.L.P. ("C & L"), on March 6, 1997. On that same day, KPMG Peat Marwick L.L.P. was engaged as principal accountant for the Company.

     2. C & L's report on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

     3. The decision to change principal accountants was recommended by the Audit Committee and approved by the Board of Directors of the Company.

     4. During the Company's two most recent fiscal years and any subsequent interim period preceding such termination, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     5. There were no  reportable  events of the type  described in Item 304 (a)
(1) (v) (A) through (D) of Regulation S-K. [text for 304(a)(2)]

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)         Exhibits:

EXHIBIT No 16  Letter re Change in Certifying Accountant





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                      Lexington Global Asset Managers, Inc.

March 12, 1997                       By: /s/Richard M. Hisey
--------------                           -------------------
Date                                Richard M. Hisey, Executive Vice President,
                                     Chief Financial Officer and Treasurer











                            Coopers & Lybrand L.L.P.
                           1301 Avenue of the Americas
                          New York, New York 10019-6013

                                 March 11, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington D.C. 20549

Gentlemen:

We have read the statements made by Lexington Global Asset Managers, Inc. (copy attached) which we understand will be filed with the Commission, pursuant to item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of March, 1997. We agree with the statements concerning our Firm in such Form 8-K.

                                                              Very truly yours,


                                                  /s/Coopers & Lybrand L.L.P
                                                    Coopers & Lybrand L.L.P.